Exhibit 99.1


       Digital Recorders, Inc. Announces Teaming Agreement with
 General Electric's Transportation Systems Global Signaling Division


    DALLAS--(BUSINESS WIRE)--Sept. 17, 2003--Digital Recorders, Inc.
(DRI) (NASDAQ: TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that, through its Digital Recorders (DR) division based in Research Triangle Park, N.C, it has signed a three-year Teaming Agreement with GE Transportation Systems Global Signaling, LLC (GETSGS) through General Electric's (GE) Advanced Communications division based in Hingham, Mass.
    Through this Teaming Agreement, DRI and GETSGS will work together to deliver advanced technology systems integration projects. The DR division will focus on vehicle location and passenger information processing and delivery systems while GETSGS will focus on communications technology, project management, and system integration.
    "DRI has developed truly superior vehicle tracking and passenger information technology products, the most recent of which is our new DR-Talking Bus(R) DR600 series product. We are already delivering these global positioning satellite (GPS)-based vehicle location products to our traditional customers and served market. Through this Teaming Agreement with GE - an organization that is highly respected and uniquely capable of integrating our products with much larger systems in ways that exceed our independent technological and financial abilities - we will significantly extend our transit market reach," David L. Turney, the Company's Chairman, Chief Executive Officer and President, said.
    According to Mr. Turney, the DRI management team believes the GPS-based vehicle location products may represent one of the Company's more significant internal growth opportunities in fiscal year 2004. "Our goal is to grow this segment of our business by a factor of at least two times during the term of this Teaming Agreement. With success in reaching that goal, we should be able to grow the Company's present overall total revenues by more than 20 percent."

    ABOUT GETSGS

    GETSGS and the GE Advanced Communications division are located in Hingham, Mass. Both are part of GE Transportation Systems. GE Transportation Systems (http://www.getransportation.com/) is one of the world's leading suppliers to the railroad, transit, marine, stationary and mining industries, providing freight and passenger locomotives, motorized systems for mining trucks and drills, railway signaling and communications systems, value-added services and information technology solutions to its customers. With sales in excess of $2 billion, GE Transportation Systems employs approximately 8,000 people worldwide. (NYSE: GE)

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems - enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation implied in a forward looking statement will prove correct, or that the contemplated event or result will occur as anticipated. The risks associated with forward looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationship with its lender. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.


    CONTACT: Digital Recorders Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             www.digrec.com